                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 4, 1998


                             QUANTA SERVICES, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                   001-13831                 74-2851603
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)

  1360 Post Oak Boulevard, Suite 2100
           Houston, Texas                                          77056
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (713) 629-7600

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On August 4, 1998, a wholly owned subsidiary of Quanta Services, Inc. (the "Company") acquired in a single transaction Underground Construction Co., Inc. and Five Points Construction Company (which entities were affiliates prior to such acquisition and are collectively referred to as the "Underground Entities"). The Underground Entities provide specialty contracting services, such as manhole and conduit installation for the power and telecommunications industries, industrial and process piping, construction and maintenance of aircraft fueling systems and heavy engineering projects for passenger rail systems. The Company intends to continue such operations.

     The terms of the acquisitions of the Underground Entities were the result of arms'-length negotiations. The aggregate consideration for the Underground Entities consisted of the assumption of certain liabilities, 944,596 shares of the Company's Common Stock and $19.5 million in cash, which was funded under the Company's syndicated credit facility, the agent of which is Bank One, Texas, NA.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of businesses acquired.

     The financial statements required by this item will be filed by amendment not later than October 16, 1998.

     (b)  Pro forma financial information.

     The pro forma financial information required by this item will be filed by amendment not later than October 16, 1998.

     (c)  Exhibits.

 EXHIBIT
 NUMBER                               DESCRIPTION
 ------                               -----------

  2.1 Agreement and Plan of Reorganization, dated August 4, 1998, by and among Quanta Services, Inc., Underground Acquisition, Inc., Underground Construction Co., Inc., Five Points Construction Company, James G. Siler, Trustee of the James G. Siler Revocable Trust, dated August 11, 1994, Lynn E. Barr and Linda D. Barr, Trustees under the Lynn E. Barr and Linda D. Barr Trust dated October 12, 1993, Thomas K. McManus, Jr., Harry T. Robinson, James H. Curry, Ann-Marie Talbot and Lee A. Talbot, Trustees under the Ann-Marie Talbot and Lee A. Talbot Revocable Living Trust dated November 23, 1994, Patricia C. Darnell, Philip L. Smith, Richard R. Shone, George R. Bradshaw, Errol C. Bisutti and Timothy H. Richards.*


----------------------
     *Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    QUANTA SERVICES, INC.


Date: August 19, 1998                  By: /s/ Brad Eastman
                                          ----------------------------
                                          Brad Eastman
                                          Vice President and General Counsel